SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, the Board of Directors of Salix Pharmaceuticals, Ltd., upon recommendation of its Compensation Committee, approved the immediate vesting of all outstanding stock options pursuant to Salix’s 1996 Stock Option Plan and 2004 Stock Plan. As a result of the accelerated vesting, previously unvested options to purchase approximately 3.6 million shares of common stock, with a weighted average exercise price of $16.79 per share, vested in full effective December 30, 2005. Options to purchase approximately 0.5 million of the previously unvested shares are held by executive officers of Salix and members of Salix’s Board of Directors.

Salix made the decision to approve the acceleration of the vesting of the stock options primarily to reduce compensation expense that is expected to be recorded in conjunction with Salix’s adoption of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004)” (FAS 123R). Salix will be required to apply the expense recognition provisions of FAS 123R beginning in the first quarter of 2006. FAS 123R requires companies to record non-cash compensation expense as stock options vest.

Accelerated options to purchase approximately 1.8 million shares had exercise prices higher than the $17.73 per share closing price of our stock on Nasdaq on December 29, 2005, the last trading day before the Board’s action. Accordingly, Salix expects to record a one-time non-cash compensation charge of approximately $0.4 million in the fourth quarter of fiscal 2005 as a result of the acceleration.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, discussion relative to the stock-based compensation expenses. These forward-looking statements are subject to business and economic risks and uncertainties, and our actual results of operations may differ materially from those contained in the forward-looking statements.

Item 7.01 Regulation FD Disclosure.

A press release discussing the above-referenced option acceleration is attached as Exhibit 99.1 hereto. The information in this Item 7.01 (together with Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release issued January 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: January 5, 2006

/s/ Adam C. Derbyshire
Adam C. Derbyshire Senior Vice President and Chief Financial Officer